Exhibit 99

News Release
FOR IMMEDIATE RELEASE	CONTACT
May 15, 2002	Craig Renner
301-843-8600

ACPT ANNOUNCES APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

ST. CHARLES, MD.- American Community Properties Trust, (AMEX, PSE:APO) a diversified real estate company, announced today that its Board of Trustees has appointed Ernst and Young as the Company's independent public accountants for the year 2002.

"We look forward to working with Ernst and Young in their new role as our independent accountants," said J. Michael Wilson, Chairman and CEO of ACPT.

ACPT is a diversified real estate organization with operations in Maryland and Puerto Rico that specializes in community development, investment apartment properties, and asset management services. ACPT is currently listed on the American and Pacific stock exchanges under the symbol AmCmntyProp (APO).

For more information about ACPT, visit www.acptrust.com

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